REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT ("Agreement") made this ___ day of September, 1997 by and between Milestone Scientific Inc., a Delaware corporation (the "Company"), and ("Purchaser"), a [corporation] [limited partnership].

                                   WITNESSETH

      WHEREAS, the Company and Purchaser have simultaneously herewith entered into a Stock Purchase Agreement; and

      WHEREAS, in connection with the Stock Purchase Agreement, the Company has agreed to enter into this Registration Rights Agreement with Purchaser.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.    Certain Definitions.   As used in this Agreement, the following
terms shall have the following respective meanings:

      "Commission" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the "Securities Act" (as defined herein).

      "Common Stock" shall mean the Common Stock, $.001 par value per share, of the Company, as constituted as of the date of this Agreement.

      "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Registration  Expenses" shall mean the expenses so described in Section
5.

      "Restricted Stock" shall mean shares of Common Stock of the Company and the shares of Common Stock of the Company underlying the Warrants which are being sold to Purchaser pursuant to the Stock Purchase Agreement.

      "Securities Act" shall mean the United States Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Selling Expenses" shall mean the expenses so described in Section 5.

      "Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated the date hereof, between the Company and Purchaser.

      2. Restrictive Legend. Each certificate representing Restricted Stock shall, except as otherwise provided in this Section 2, be stamped or otherwise imprinted with a legend substantially in the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

      3. Registration. The Company will use its reasonable best efforts (subject to the provisions of this Agreement) to file with the Commission no later than September 30, 1997, a registration statement under the Securities Act and any applicable state securities laws registering for reoffer and resale the Restricted Stock.

      4. Registration Procedures. The Company will, as expeditiously as possible:

      (a) prepare and file with the Commission a registration statement with respect to such securities (on such applicable form as the Company may in its sole discretion elect to use) and use its reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby, determined as hereinafter provided;

      (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in subsection (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with Purchaser's intended method of disposition set forth in such registration statement for such period;

      (c) furnish to Purchaser such number of copies of the registration statement and the prospectus included therein, including each preliminary prospectus, as Purchaser reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

      (d) use its reasonable best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as Purchaser reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

      (e) immediately notify Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

      (f) use its reasonable best efforts to include or list, as the case may be, the Restricted Stock being registered on the automated quotation system of the National Association of Securities Dealers, Inc. or the principal securities exchange on which Common Stock of the Company is then quoted or listed;

      (g) afford Purchaser and its representative, if any, an opportunity to make such examination and inquiry into the financial position, business and affairs of the Company and its subsidiaries as Purchaser or its counsel may reasonably deem necessary to satisfy Purchaser and its counsel as to the accuracy and completeness of the registration statement;

      (h) deliver promptly to Purchaser copies of all correspondence between the Commission and the Company relating to the registration statement; and

      (i) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement (which in no event shall require the Company to commence any judicial proceeding).

      For purposes of Sections 4(a) and 4(b) above, the period of distribution of Restricted Stock shall be deemed to extend until the earlier of the sale of all Restricted Stock covered by the Registration Statement or the seventh anniversary of the effective date thereof.

      In connection with registration hereunder, Purchaser will furnish to the Company in writing such information with respect to itself and the proposed distribution by it as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

      5. Expenses. All expenses incurred by the Company in complying with
Section 3 above, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and independent public accountants for the Company, fees and expenses, including counsel fees, incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance are called "Registration Expenses." All selling commissions applicable to the sale of Restricted Stock, including any fees and disbursements of any special counsel to the sellers of Restricted Stock, are called "Selling Expenses."

      The Company will pay all Registration Expenses in connection with the registration statement. All Selling Expenses shall be borne by Purchaser.

      6. Rule 144 Reporting. With a view to making available to Purchaser the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Stock without registration, the Company agrees to:

      (a) make and keep public information available, as those terms are used and defined in Commission Rule 144;

      (b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required by the Company under the Exchange Act.

      7. Indemnification and Contribution.

      (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 3 and 4 above, the Company will indemnify and hold harmless Purchaser, and each other person, if any, who controls Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Purchaser or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 3 and 4 above, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Purchaser, and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or expense; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information, pertaining to Purchaser, as such, furnished in writing by Purchaser specifically for use in such registration statement or prospectus.

      (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 3 above, Purchaser will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement and each director of the Company, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 3 above, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that Purchaser will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to Purchaser, as such, furnished in writing to the Company by Purchaser specifically for use in such registration statement or prospectus; and provided further, however, that the liability of Purchaser hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by Purchaser under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by Purchaser from the sale of Restricted Stock covered by such registration statement.

      (c) Promptly after receipt by a party indemnified hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 7 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 7 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

      (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) Purchaser, exercising its rights under this Agreement, or any controlling person of Purchaser, makes a claim for indemnification pursuant to this Section 7 but it is judicially determined, by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal, that such indemnification may not be enforced in such case, the fact that this Section 7 provides for indemnification in such case notwithstanding, or (ii) contribution under the Securities Act may be required on the part of Purchaser or any such controlling person in circumstances for which indemnification is provided under this Section 7, then and in each such case, the Company and Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject, after contribution from others, in such proportion so that Purchaser is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that in any such case, (x) Purchaser will not be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and (y) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

      8. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization where the Company is the surviving entity, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby to Purchaser shall continue with respect to the Common Stock as so changed.

      9. Miscellaneous.

      (a) The rights granted to Purchaser hereunder may not be assigned to any other person; provided, however, that Purchaser may assign any or all of its rights and interests hereunder to one or more of its wholly-owned subsidiaries and designate one or more of its wholly-owned subsidiaries to perform its obligations hereunder (in any or all of which cases, Purchaser shall nonetheless remain responsible for the performance of all of its obligations hereunder).

      (b) Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of (i) personal delivery to the address set forth below, or (ii) in the case of notice by Federal Express or other reputable overnight courier service, two (2) business days after delivery to such courier service, addressed to the party to be notified as follows:

            if to the Company or Purchaser, at the address of such party set forth in the Stock Purchase Agreement.

      (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict-of-laws principles which would require the application of the laws of another jurisdiction.

      (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and Purchaser.

      (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (f) The provisions of Section 4(a) above to the contrary notwithstanding, the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 30 days in any 12-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

      (g) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

      (h) As used in this Agreement, the masculine, feminine or neutral gender and the singular or plural number shall be deemed to include the others whenever the context so indicates or requires.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer, and Purchaser has duly executed this Agreement, as of the date first written above.

                                    MILESTONE SCIENTIFIC, INC.


                                    By:
                                        ---------------------------------
                                          Leonard Osser, President

[PURCHASER]


By:
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